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                                  EXHIBIT 23.01

                        INDEPENDENT ACCOUNTANTS' CONSENT

We consent to the use in the June 30, 2001 Form 10-QSB of our review report dated August 20, 2001 (except for Note 12, as to which the date is February 21, 2002) accompanying the financial statements and schedules.

/s/ Summers, Spencer & Cavanaugh, CPAs, Chartered

Summers, Spencer & Cavanaugh, CPAs, Chartered
February 25, 2002